EXHIBIT A
                             (AS OF AUGUST 1, 2014)

SERIES                                                            EFFECTIVE DATE
______                                                            ______________
First Trust North American Energy Infrastructure Fund               6/15/2012
First Trust Tactical High Yield ETF                                 2/20/2013
First Trust Senior Loan Fund                                         4/1/2013
First Trust Strategic Income ETF                                    7/25/2014
First Trust Enhanced Short Maturity ETF                              8/1/2014